EX-31 Rule 13a-14(d)/15d-14(d) Certifications.

I, Anthony Sfarra, certify that:

1. I have reviewed this report on Form 10-K and all reports on Form 10-D required to be filed in respect of the period covered by this report on Form 10-K of the Wells Fargo Commercial Mortgage Trust 2018-C47 (the "Exchange Act periodic reports");

2. Based on my knowledge, the Exchange Act periodic reports, taken as a whole, do not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3. Based on my knowledge, all of the distribution, servicing and other information required to be provided under Form 10-D for the period covered by this report is included in the Exchange Act periodic reports;

4. Based on my knowledge and the servicer compliance statements required in this report under Item 1123 of Regulation AB, and except as disclosed in the Exchange Act periodic reports, the servicers have fulfilled their obligations under the servicing agreements in all material respects; and

5. All of the reports on assessment of compliance with servicing criteria for asset-backed securities and their related attestation reports on assessment of compliance with servicing criteria for asset-backed securities required to be included in this report in accordance with Item 1122 of Regulation AB and Exchange Act Rules 13a-18 and 15d-18 have been included as an exhibit to this report, except as otherwise disclosed in this report. Any material instances of noncompliance described in such reports have been disclosed in this report on Form 10-K.

In giving the certifications above, I have reasonably relied on information provided to me by the following unaffiliated parties:

Midland Loan Services, a Division of PNC Bank, National Association, as Special Servicer, Wilmington Trust, National Association, as Trustee, Park Bridge Lender Services LLC, as Operating Advisor, CoreLogic Commercial Real Estate Services, Inc., as Servicing Function Participant, National Tax Search, LLC, as Servicing Function Participant, CWCapital Asset Management LLC, as Special Servicer for the Aventura Mall Mortgage Loan, Wilmington Trust, National Association, as Trustee for the Aventura Mall Mortgage Loan, Park Bridge Lender Services LLC, as Operating Advisor for the Aventura Mall Mortgage Loan, CoreLogic Commercial Real Estate Services, Inc., as Servicing Function Participant for the Aventura Mall Mortgage Loan, National Tax Search, LLC, as Servicing Function Participant for the Aventura Mall Mortgage Loan, Torchlight Loan Services, LLC, as Special Servicer for the Showcase II Mortgage Loan, Wilmington Trust, National Association, as Trustee for the Showcase II Mortgage Loan, Pentalpha Surveillance LLC, as Operating Advisor for the Showcase II Mortgage Loan, CoreLogic Commercial Real Estate Services, Inc., as Servicing Function Participant for the Showcase II Mortgage Loan, National Tax Search, LLC, as Servicing Function Participant for the Showcase II Mortgage Loan, Wilmington Trust, National Association, as Trustee for the Christiana Mall Mortgage Loan, CoreLogic Commercial Real Estate Services, Inc., as Servicing Function Participant for the Christiana Mall Mortgage Loan, National Tax Search, LLC, as Servicing Function Participant for the Christiana Mall Mortgage Loan, LNR Partners, LLC, as Special Servicer for the Skyline Village Mortgage Loan, Wilmington Trust, National Association, as Trustee for the Skyline Village Mortgage Loan, Pentalpha Surveillance LLC, as Operating Advisor for the Skyline Village Mortgage Loan, CoreLogic Commercial Real Estate Services, Inc., as Servicing Function Participant for the Skyline Village Mortgage Loan, National Tax Search, LLC, as Servicing Function Participant for the Skyline Village Mortgage Loan, Rialto Capital Advisors, LLC, as Special Servicer for the Indian Hills Senior Community Mortgage Loan, Wilmington Trust, National Association, as Trustee for the Indian Hills Senior Community Mortgage Loan, Pentalpha Surveillance LLC, as Operating Advisor for the Indian Hills Senior Community Mortgage Loan, CoreLogic Commercial Real Estate Services, Inc., as Servicing Function Participant for the Indian Hills Senior Community Mortgage Loan, National Tax Search, LLC, as Servicing Function Participant for the Indian Hills Senior Community Mortgage Loan, Midland Loan Services, a Division of PNC Bank, National Association, as Special Servicer for the Holiday Inn FiDi Mortgage Loan, Wilmington Trust, National Association, as Trustee for the Holiday Inn FiDi Mortgage Loan, Citibank, N.A., as Custodian for the Holiday Inn FiDi Mortgage Loan, Park Bridge Lender Services LLC, as Operating Advisor for the Holiday Inn FiDi Mortgage Loan, CoreLogic Commercial Real Estate Services, Inc., as Servicing Function Participant for the Holiday Inn FiDi Mortgage Loan, and National Tax Search, LLC, as Servicing Function Participant for the Holiday Inn FiDi Mortgage Loan.

Dated: March 18, 2020

/s/ Anthony Sfarra

President

(senior officer in charge of securitization of the depositor)